Exhibit 3.A

JOINT FILING AGREEMENT

Robert M. McMurrey, TLL Partners, L.L.C., a Delaware limited liability company, Progressive Concepts Communications, Inc., a Delaware corporation, and Rainbow Resources, Inc., a Texas corporation, in compliance with Rule 13d-1(k) of Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, hereby agree that the amendment to the statement on Schedule 13D to which this Joint Filing Agreement is filed as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

ROBERT M. MCMURREY

/s/ Robert M. McMurrey

TLL PARTNERS, L.L.C.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey,
Sole Manager

PROGRESSIVE CONCEPTS COMMUNICATIONS, INC.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey,
Chief Executive Officer

RAINBOW RESOURCES, INC.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey,
President